Exhibit 3.2

THIRD AMENDED AND RESTATED BY-LAWS

OF

MONSTER BEVERAGE CORPORATION

AS AMENDED THROUGH JUNE 22, 2023

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as is properly brought before the meeting on such date and at such time as may be fixed by the Board of Directors (the “Board”). Monster Beverage Corporation (the “Corporation”) may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called by the Board, the Chairman, the Chief Executive Officer, the President or the Secretary, but such special meetings may not be called by any other person or persons. Special meetings shall be held at such time as may be fixed by the person or persons calling the meeting and stated in the notices of meeting. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened. The Corporation may postpone, reschedule or cancel any special meeting of stockholders.

Section 3. Place of Meetings. Meetings of stockholders shall be held at such place, if any, within or without the State of Delaware or the United States of America, as may be designated by the person or persons calling the meeting and stated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting of the stockholders of the Corporation be held solely or in part by means of remote communication to the extent permitted under Delaware law.

Section 4. Notice of Meetings; Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated, the “Certificate of Incorporation”) or these Third Amended and Restated By-laws (as the same may be amended and/or restated, these “By-laws”), the notice of any meeting shall be given, personally or by mail, or by electronic transmission (to the extent permitted by, and in accordance with the procedures prescribed by, applicable law), not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for the determining the stockholders entitled to notice of the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 5.  Waiver of Notice. Whenever notice is required to be given to any stockholder, a written waiver thereof signed by, or electronic waiver given by, such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof.

Section 6. Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share standing in his name on the record of stockholders as of the record date for determining the stockholders entitled to vote at the meeting.

Section 7. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, at any meeting of the stockholders, the presence, in person or by proxy, of the holders of one-third of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting or the stockholders present may, by the affirmative vote of the holders of a majority in voting power of the stockholders so present, adjourn the meeting.

Section 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to consent to any action of the stockholders without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. Every proxy shall be revocable at the pleasure of the stockholder providing such proxy, except as otherwise provided therein and as permitted by law. If permitted by the proxy, any proxy holder may appoint a substitute to act in his place.

Section 9.  Voting. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election; provided a quorum is present. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting at which a quorum is present, it shall, unless a different or minimum vote is required by any law or regulation applicable to the Corporation or its securities, the Certificate of Incorporation, these By-laws or the rules or regulations of any stock exchange applicable to the Corporation, be decided by a majority of the votes cast on such matter.

Section 10.Action Without a Meeting.

(a) Subject to the other provisions of this Section 10, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by applicable law.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 10(b) prior to the receipt of such written notice). If no record date has been fixed by the Board pursuant to the first sentence of this Section 10(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to the Corporation as required by applicable law. If no record date has been fixed by the Board pursuant to the first sentence of this Section 10(b), the record date for determining stockholders entitled to consent to corporate action without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 10 and applicable law, to the Corporation of written consent or consents of stockholders to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent of stockholders and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 10(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) No written consent of stockholders without a meeting shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a written consent is delivered to the Corporation in accordance with this Section 10 and applicable law, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 10 and applicable law, and not revoked.

Section 11. Determination of Stockholders of Record; Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 12. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 12 or to vote in person or by proxy at any meeting of stockholders.

Section 13. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 14. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or duly authorized committee thereof, (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 14, or (D) a nomination brought before the meeting in accordance with Section 16 below by an Eligible Stockholder (as defined in Section 16 below) whose Stockholder Nominee (as defined in Section 16 below) is included in the Corporation’s proxy materials for the relevant annual meeting of stockholders.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 14, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this Article I, the term “close of business” shall mean 5:00 p.m. local time at the principal executive office of the Corporation on any calendar day, whether or not the day is a business day. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto), as amended (the “Exchange Act”), and the rules and regulations thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a written representation and agreement that the Stockholder Nominee (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (z) will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement; provided that, in addition to the information required in the notice pursuant to this Section 14, the Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee is independent under the Applicable Listing Standards (as defined in Section 16 below), and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder proposing such nominee or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder proposing such nominee or any of its respective affiliates and associates, or others acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding between or among such stockholder and/or any such beneficial owner, any of their respective affiliates or associates, others acting in concert with the foregoing, the nominee (if applicable) and any other person or persons (including their names) in connection with the proposed nomination or proposal of other business, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities, in each case whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (vii) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (viii) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, and (ix) a description of any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (a)(2)(C)(iv) of this Section 14, (x) the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s), and (xi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Such notices for the nomination of persons to be elected to the Board must also be accompanied by a representation as to whether such stockholder, beneficial owner and/or any of his respective affiliates and associates intends to solicit proxies in support of any director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such stockholder, beneficial owner and/or any of his respective affiliates and associates intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any stockholder, beneficial owner and/or any of his respective affiliates and associates (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner and/or any of his respective affiliates and associates has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or any of his respective affiliates and associates shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder, beneficial owner and/or any of his respective affiliates and associates provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner and/or any of his respective affiliates and associates shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. The foregoing notice requirements of this Section 14 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by items (a)(2)(C)(ii)-(iv) of this Section 14 shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 14 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 14 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any duly authorized committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 14 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 14, or Article I, Section 16 of these By-laws, shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14, or Article I, Section 16 of these By-laws. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 14) and (b) if any proposed nomination or business was not made or proposed in compliance with these By-laws, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 14 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 14, and Article I, Section 16 of these By-laws, shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 14 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 15. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 16. Proxy Access for Director Nominations.

(a) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 16, the Corporation shall include in its proxy statement, on its form of proxy and on any ballot distributed at such annual meeting of stockholders, in addition to any persons nominated for election by the Board or a committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfies, the requirements of this Section 16 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 16 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 16.

(b) To be timely, a stockholder’s Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Corporation commenced mailing of its proxy materials in connection with the most recent annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or seventy (70) days after the anniversary of the preceding year’s annual meeting, in order to be timely the Nomination Notice must be so received not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting or ten (10) days following the day on which public disclosure of the date of the annual meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(c) For purposes of this Section 16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary within the time period specified in this Section 16 for providing the Nomination Notice.

(d) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 16 but either are subsequently withdrawn or that the Board decides to nominate as Board nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 16, or if such amount is not a whole number, the closest whole number below twenty percent (20%). Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the maximum number of nominees provided for in this Section 16. In the event that the number of Stockholder Nominees submitted by the Eligible Stockholder pursuant to this Section 16 exceeds this maximum number, the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest by voting power) of shares of the capital stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the Corporation and confirmed by the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(e) For purposes of this Section 16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that (A) the person that has the power to recall such loaned shares on five (5) business days’ notice, and recalls the loaned shares promptly upon being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting and (B) the person holds the recalled shares through the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders. For the purpose of this Section 16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Nomination Notice the number of shares it is deemed to own for the purposes of this Section 16.

(f) In order to make a nomination pursuant to this Section 16, an Eligible Stockholder must have owned (as defined above) continuously for at least three (3) years that number of shares of capital stock as shall constitute three percent (3%) or more in voting power of the outstanding capital stock of the Corporation (the “Required Shares”) as of both (i) a date within seven (7) days prior to the date the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 16 and (ii) the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 16, (i) the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed twenty (20), and (ii) in calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder, two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by the same employer or (z) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person. No person may be a member of more than one group of persons constituting an Eligible Stockholders under this Section 16. For the avoidance of doubt, if a group of stockholder aggregates ownership of shares in order to meet the requirements under this Section 16, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three (3) years, and evidence of such continuous ownership shall be provided as specified in this Section 16(f).

Within the time period specified in this Section 16 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

(1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) days prior to the date the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 16, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(2) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 14 of this Article I;

(3) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(4) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 14 of this Article I;

(5) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 16) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 16, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination and (F) as to any two or more funds whose shares are aggregated to count as one stockholder for the purpose of constituting an Eligible Stockholder, within five (5) business days after the date the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 16, will provide to the Corporation documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the requirements of the second sentence of subsection (f) of this Section 16; and

(6) an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (C) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 16, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting or applicable to the filing and use, if any, of soliciting material, (E) provide to the Corporation facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (F) file with the Securities and Exchange Commission any solicitation or other publicly disseminated written communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder.

(g) The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 16 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(h) Within the time period specified in this Section 16 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that (x) has not been disclosed to the Corporation or (y) could interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement and the applicable provisions of these By-laws and (iv) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading). At the request of the Corporation, within five (5) business days, the Stockholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 16 or is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, the Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(i) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 16 for the next two (2) annual meetings. In addition, any Eligible Stockholder (including any stockholder(s) whose shares are counted as part of a group for the purposes of qualifying as an Eligible Stockholder) nominates a Stockholder Nominee who is elected to the Board, then such Eligible Stockholder (or group member) shall not be permitted to utilize this Section 16 in connection with the next two (2) annual meetings after such Stockholder Nominee is elected to the Board and who is renominated for election at the annual meeting by the Board as a Board nominee. For the avoidance of doubt, this Section 16(i) shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 14 of this Article I.

(j) The Corporation shall not be required to include, pursuant to this Section 16, any Stockholder Nominees in its proxy materials for any meeting of stockholders (i) for which the Secretary of Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder has nominated a person for election to the Board pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 14 of Article I and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 16, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board, (iv) whose election as a member of the Board would cause the Corporation to be in violation of these By-laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board, (ix) if the Stockholder Nominee serves as a director at more than four other public companies, or at more than two other public companies if the Stockholder Nominee also serves as an executive officer of another public company, as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the Stockholder Nominee, (x) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, or (xi) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements, undertakings or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to these By-laws, including, but not limited to, this Section 16.

(k) Notwithstanding anything to the contrary set forth herein, the Board or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements, undertakings or representations under this Section 16, as determined by the Board or the person presiding at the annual meeting of stockholders, in each case, in its or their sole discretion, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 16.

(l) The Eligible Stockholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 16(f) hereof) shall file with the Securities and Exchange Commission any solicitation or other publicly disseminated written communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.

(m) The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this Section 16 and make all determinations deemed necessary or advisable in connection with this Section 16 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board (or any other person or body authorized by the Board) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

(n) This Section 16 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

ARTICLE II

BOARD OF DIRECTORS

Section 1.   Power of Board and Qualification of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2.  Number of Directors. The number of directors constituting the whole Board shall be such number not less than one (1) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the Board.

Section 3.   Election and Term of Directors. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting and until their respective successors are elected and qualified.

Section 4.  Resignations. Any director of the Corporation may resign at any time in writing or by electronic transmission given or sent to the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 5.   Removal of Directors. Unless otherwise provided by law or the Certificate of Incorporation, any or all of the directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled vote in the election of directors.

Section 6.   Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation or removal.

Section 7.  Executive and Other Committees of Directors. The Board may designate from among its members an executive committee and other committees to serve at the pleasure of the Board, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

Section 8.  Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors.

Section 9.   Interest of Director in a Transaction. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorized the contract or transaction.

ARTICLE III

MEETINGS OF THE BOARD

Section 1.  Regular Meetings. Regular meetings of the Board may be held without notice at such times and places, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Board or the Chairman.

Section 2.   Special Meetings; Notice; Waiver. Special meetings of the Board may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, orally, by written notice or notice by electronic transmission duly given to or sent or mailed, or otherwise by electronic transmission, to each director not less than (x) if mailed, four (4) days prior to the meeting or (y) if given orally, by hand delivery or by electronic transmission, twenty-four (24) hours prior to the meeting, unless the person calling the meeting determines in good faith that a shorter period of notice is appropriate under the circumstances. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on the written request of any two directors.

Notice of a special meeting need not be given to any director who submits a waiver of notice (in writing or by electronic submission) whether before or after the meeting, and shall be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice, or waiver of notice, need not specify the purpose of any meeting of the Board.

Section 3.  Quorum; Action by the Board; Adjournment. At all meetings of the Board, one-third of the whole Board shall constitute a quorum for the transaction of business, except that when a Board of one director is authorized, then one director shall constitute a quorum.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-laws.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 4.  Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Section 5.  Action Taken by Conference Telephone. Members of the Board or any committee of the Corporation may hold and/or participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

Section 1.  Officers. The officers of the Corporation shall consist of a Chairman, one or more Chief Executive Officers and a Secretary, and such officers shall be elected by the Board. The Corporation may also have, at the discretion of the Board, a Vice Chairman, a President, one or more Vice Presidents, a Treasurer, an Assistant Treasurer, an Assistant Secretary and such other officers as the Board may determine and elect from time to time. Any two or more offices may be held by the same person.

Securities of other entities held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman, the Chief Executive Officer/s, the President, each Vice President, the Treasurer or the Secretary, and the Chairman, the Chief Executive Officer/s, the President, each Vice President, the Treasurer or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to vote such securities of other entities held by the Corporation.

The Board may require any officer to give security for the faithful performance of his duties.

Section 2.   Chairman of the Board. The Chairman of the Board shall preside as chairman of all meetings of directors and stockholders and shall be the chief executive officer of the Corporation, unless otherwise determined by the Board, with all the rights and powers incident to that position.

Section 3.   Chief Executive Officer. One or more persons may comprise the office of the Chief Executive Officer. Each such individual shall be deemed to be a Chief Executive Officer, and the Chief Executive Officer(s) shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation and shall report directly to the Board. The Chief Executive Officer(s) shall see that all orders and resolutions of the Board are carried into effect.

Section 4.   Vice Chairman of the Board. The Vice Chairman of the Board shall preside as chairman of all meetings of the directors and stockholders whenever the Chairman of the Board is absent and shall perform such other duties as may be prescribed or assigned to him by the Board or the Chairman.

Section 5.   President. The President shall be the chief operating officer of the Corporation, unless otherwise determined by the Board, with all the rights and powers incident to that position. In the absence of a Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

Section 6.   Vice President. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board, the Chairman of the Board, the Chief Executive Officer(s) or the President. In the absence of the President, the first-elected Executive Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Executive Vice President and the other Vice Presidents, in order of their rank, shall so perform the duties of the President; and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board from time to time.

Section 7.  Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board from time to time may determine.

Section 8.   Secretary. The Secretary shall act as Secretary of and shall keep the minutes of the meetings of the Board and of the stockholders, have the custody of the seal of the Corporation and perform all of the other duties usual to that office.

Section 9.  Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board from time to time may determine.

Section 10. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

Section 11. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board.

ARTICLE V

STOCK CERTIFICATES

Section 1.

(a) Form of Stock Certificates. The shares of the Corporation may be represented by certificates, in such form as the Board may from time to time prescribe, signed by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the Chief Executive Officer(s), the Vice Chairman of the Board, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer shall be an authorized officer for such purpose), and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

(b) Book-Entry System for Share Ownership. Notwithstanding the foregoing, the Corporation may issue shares of stock in the form of uncertificated shares. Such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the stockholder.

(c) Direct Registration Program. Notwithstanding the foregoing, the shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.

Section 2.   Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate or uncertificated shares will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Corporation in its discretion.

Section 3.   Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if such shares are represented by certificates, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued, unless such shares have become uncertificated. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 4.   Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

ARTICLE VI

INDEMNIFICATION

Section 1.   Indemnification of Actions Other than by or in the Right of the Corporation. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation, and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.   Indemnification of Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.   Indemnification against Expenses. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.   Limitations on Indemnification. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. If, under applicable law, the entitlement to indemnification depends on whether the director, officer, employee or agent has met the appropriate standard of conduct, the burden of proof establishing that such person has not acted in accordance with such standard shall rest with the Corporation and such person shall be presumed to have acted in accordance with such standard unless, based upon a preponderance of the evidence, it shall be determined by a court of competent jurisdiction that such person has not met such standard. In any event, and not as a condition or in limitation of the foregoing, indemnification hereunder shall be made immediately upon the determination that such person has met such standard (1) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 5.  Advancement of Expenses. Expenses incurred by any former or current director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article.

Section 6.  Article Not Exclusive of Other Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent) and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.  Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

Section 8. Severability. The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of the remaining provisions of this Article VI.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.   Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board may from time to time determine.

Section 2.   Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending December 31 or such other period as may be prescribed by the Board.

Section 3.  Checks and Notes. All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board.

Section 4.  Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and requirements of law may be declared from time to time by the Board of the Corporation at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation or its subsidiaries, subject to the provisions of the Certificate of Incorporation.

ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

Section 1.  Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE IX

AMENDMENTS

Section 1.  Power to Amend. These By-laws may be adopted, amended or repealed by the Board, and also shall be subject to amendment or repeal by the holders of a majority in voting power of the outstanding shares entitled to vote thereon.

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